Chancery Resources Announces B.C. Subsidiary: Chancery Mining Canada Ltd.

January 23, 2008. VANCOUVER, British Columbia--Chancery Resources, Inc. (Chancery) (OTCBB: CCRY.OB) is pleased to announce the establishment of its wholly owned subsidiary, Chancery Mining Canada Ltd., in British Columbia, Canada in order to continue with its internationalization strategy. By registering under the British Columbia Business Corporations Act and holding a current Free Miner’s Certificate, Chancery Mining Canada Ltd. will contribute to reduce costs of doing business in B.C. and enhance the company’s competitive position within the Province and the Mining Industry. Among advantages derived from the creation of a direct subsidiary in Canada are: compliance with title requirements in B.C., competitive tax regulation and incentives, an ample supply of low cost operations and government’s commitment to the industry.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with exploration for minerals; changes in the operating costs and changes in economic conditions and conditions in mineral exploration. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our current and periodic reports filed from time-to-time with the Securities and Exchange Commission.

2008 Chancery Resources Inc. The information herein is subject to change without notice. Chancery Resources Inc shall not be liable for technical or editorial errors or omissions contained herein.

Contacts
Chancery Resources Inc.
Jeffrey Fanning, 214-288-9897
ir@chancerymining.com